Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 29, 2008 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in Hertz Global Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

May 21, 2008

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 4, 2006, except for the effects of the restatement described in Note 1A (not presented herein) to the consolidated financial statements appearing under Item 8 of the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2005, as to which the date is July 14, 2006, relating to the financial statements and financial statement schedules, which appears in Hertz Global Holdings, Inc’s. Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

May 21, 2008